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                                                                     EXHIBIT 8.2


                                        WATSON, FARLEY & WILLIAMS (NEW YORK) LLP
                                                                 100 Park Avenue
                                                        New York, New York 10017
                                                              Tel (212) 922 2200
                                                              Fax (212) 922 1512

December 7, 2006

Teekay Offshore Partners L.P.
Bayside House, Bayside Executive Park
West Bay Street and Blake Road
Nassau, Commonwealth of the Bahamas



TEEKAY OFFSHORE PARTNERS L.P. - REGISTRATION STATEMENT ON FORM F-1

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of The Marshall Islands ("MARSHALL ISLANDS LAW") for Teekay Offshore Partners L.P. (the "PARTNERSHIP") in connection with the preparation of a Registration Statement on Form F-1 (such Registration Statement, as amended at the effective date thereof, being referred to herein as the "REGISTRATION STATEMENT") filed by the Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "ACT"), and the rules and regulations thereunder, with respect to the issuance and sale by the Partnership of up to 7,000,000 common units (the "COMMON UNITS") of the Partnership.

In so acting, we have examined originals, or copies, certified to our satisfaction, of the Registration Statement and the prospectus (the "PROSPECTUS") included therein, and originals, or copies certified to our satisfaction, of all such records of the Partnership, agreements and other documents, certificates of public officials, officers and representatives of the Partnership, Teekay Offshore GP L.L.C. (the "GENERAL PARTNER"), and other appropriate persons, and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examinations, we have assumed without independent investigation, (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or facsimile copies, and the authenticity of the originals of such copies and
(b) the accuracy of the factual representations made to us by officers and other representatives of the Partnership and the General Partner, whether evidenced by certificates or otherwise.

This opinion is limited to Marshall Islands Law and is as of the effective date of the Registration Statement.

Based on the facts as set forth in the Prospectus and having regard to legal considerations which we deem relevant, we hereby confirm that the opinions attributed to Watson, Farley & Williams (New


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Teekay Offshore Partners L.P.
December 7, 2006                                                          Page 2



York) LLP set forth in the Prospectus under the captions "Business - Taxation of the Partnership - Marshall Islands Taxation" and "Non-United States Tax Consequences - Marshall Islands Tax Consequences" are the opinions of Watson, Farley & Williams (New York) LLP and accurately state our views as to the tax matters discussed therein. In addition, such opinions fairly present the information expected to be relevant to holders of the Common Units offered pursuant to the Prospectus and fairly summarize the matters referred to therein.

Our opinions as set forth in the Prospectus are based on the current provisions of Marshall Islands law, which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to above.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Prospectus under the captions "Business - Taxation of the Partnership - Marshall Islands Taxation" and "Non-United States Tax Consequences - Marshall Islands Tax Consequences". In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ WATSON, FARLEY & WILLIAMS (NEW YORK) LLP